UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2015

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana (Address of Principal Executive Offices)	46514-3305 (Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Thor Industries, Inc. (the “Company”) entered into a Repurchase Agreement dated as of May 15, 2015 (the “Repurchase Agreement”), to purchase shares of its common stock from The Thompson Family Foundation (the “Foundation”) in a private transaction. Pursuant to the terms of the Repurchase Agreement, the Company agreed to purchase from the Foundation 1,000,000 shares of its common stock at a price of $60 per share, representing an aggregate purchase price of $60,000,000. Alan Siegel, a member of the board of directors of the Company (the “Board”), is a director of the Foundation. The repurchase transaction was evaluated and approved by the members of the Board who are not affiliated with the Foundation. The transaction consummated on May 19, 2015. The Company used available cash to purchase the shares. The number of shares repurchased by the Company represents approximately 1.9% of the Company’s issued and outstanding common stock prior to the repurchase.

A copy of the Company’s press release, issued on May 19, 2015, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Copy of press release, dated May 19, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: May 19, 2015	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary